UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

Starwood Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 26, 2010, pursuant to the Loan Purchase and Sale Agreement (the “Purchase Agreement”) with Teachers Insurance and Annuity Association of America, as Seller (the “Seller”), and Chicago Title Insurance Company, as escrow agent, dated as of February 16, 2010 (the “Purchase Agreement”) Starwood Property Mortgage Sub-1, L.L.C. (“Mortgage Sub”), an indirect wholly-owned subsidiary of Starwood Property Trust, Inc. (the “Company”), completed the purchase of a portfolio of 20 performing commercial mortgage loans and B notes (collectively, the “Loans”) for approximately $512 million, which included $2.5 million of accrued interest. The purchase of Loans was funded by cash on hand.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information
Starwood Property Trust, Inc. will provide pro forma information, to the extent such information is required by paragraph (b) of Item 9.01 of Form 8-K, on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.
(d)	Exhibits

Exhibit
Number	Description
99.1	Press Release, dated March 4, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2010	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ ANDREW J. SOSSEN
Name: Andrew J. Sossen Title: Authorized Signatory

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated March 4, 2010

4